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                                                                  EXHIBIT 5.1(a)


                      [LETTERHEAD OF O'MELVENY & MYERS LLP]


                                  June 14, 2002



Nissan Auto Receivables Corporation II
Nissan Motor Acceptance Corporation
Nissan Auto Receivables Trusts
990 West 190th Street
Torrance, California 90502

        Re: Nissan Auto Receivables Corporation II
            Nissan Motor Acceptance Corporation
            Nissan Auto Receivables Trusts
            Registration Statement on Form S-3
            Registration No. 333-87970

Ladies and Gentlemen:

        We have acted as special counsel to Nissan Auto Receivables Corporation II ("NARC II"), a Delaware corporation and wholly owned limited purpose subsidiary of Nissan Motor Acceptance Corporation ("NMAC"), a California corporation, and certain trusts, all of the beneficial ownership of which will initially be owned by NARC II (together with NARC II, each an "Issuer"), in connection with the proposed issuance of $12,189,009,000 aggregate principal amount of asset-backed notes (the "Notes") to be offered pursuant to a registration statement on Form S-3 (such registration statement, as amended, the "Registration Statement") relating to the Notes. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. The Notes for each series will be issued under and pursuant to an indenture between the applicable Issuer and the Indenture Trustee (as defined therein). The indenture in the form filed with the Securities and Exchange Commission on June 14, 2002, as an exhibit to the Registration Statement, is herein referred to as the "Indenture."

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Issuers, the Indenture, the form of Notes included as an exhibit to the Indenture, and such other records, documents and certificates of the Issuers and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that the Indenture as completed for each series will be duly executed and delivered by the parties thereto; that the Notes as completed for each series will be duly executed and delivered substantially in the forms contemplated by the


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Indenture; and that the Notes for each series will be sold as described in the
Registration Statement.

        Based upon the foregoing, we are of the opinion that:

        The Notes are in due and proper form and, assuming the due authorization, execution and delivery of the Indenture by the applicable Issuer and the Indenture Trustee, and the due authorization of the Notes for each series by all necessary action on the part of the applicable Issuer, when the Notes for each series have been validly executed, authenticated and issued in accordance with the applicable Indenture and delivered against payment therefor, the Notes for each series will be valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        The opinions expressed above are limited to the federal laws of the United States of America and the laws of the States of California and New York (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

        We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus and the Prospectus Supplement, without admitting that we are "experts," within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                            Respectfully submitted,

                                            /s/  O'MELVENY & MYERS LLP